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     IN WITNESS WHEREOF, LinkShare Corporation has caused this Restated
Certificate of Incorporation to be signed by its Chairman of the Board and the Secretary this ____ day of ______, 2000.


                                        LINKSHARE CORPORATION


                                        By:
                                           ----------------------------------
                                           Stephen D. Messer
                                           Chairman of the Board


ATTEST:


By:
   ------------------------------
   Heidi S. Messer
   Secretary

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